UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   October 19, 2007

Great Lakes Dredge & Dock Corporation

(Exact name of Registrant as specified in its charter)

Delaware	001-33225	20-5336063
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)		Identification No.)

2122 York Road

Oak Brook, Illinois 60523

(Address of Principal Executive Offices)

(630) 574-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 — Entry into a Material Definitive Agreement

On October 19, 2007, Great Lakes Dredge & Dock Company, LLC (“Great Lakes”), a subsidiary of Great Lakes Dredge & Dock Corporation, signed a definitive agreement with Dragaport Ltda. (“Dragaport”). The terms of the agreement with Dragaport provide for Great Lakes to purchase from Dragaport two 5600 cubic meter hopper dredges, the “Macapa” and “Boa Vista 1”, for the aggregate price of $25 million.  The agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 8.01.  Other Events

Great Lakes issued the press release attached as Exhibit 99.1 in connection with the signing of the agreement.

Item 9.01 — Financial Statements and Exhibits

(d)           Exhibits

10.1                        Purchase Agreement between Dragaport Ltda. and Great Lakes Dredge and Dock Company, LLC dated October 19, 2007

99.1                           Press Release of Great Lakes Dredge & Dock Corporation dated October 24, 2007 (this exhibit is furnished).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                GREAT LAKES DREDGE & DOCK CORPORATION

/s/ Deborah A. Wensel
Date:	October 24, 2007	Deborah A. Wensel
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Number	Exhibit
10.1	Purchase Agreement between Dragaport Ltda. and Great Lakes Dredge and Dock Company, LLC dated October 19, 2007

99.1	Press Release of Great Lakes Dredge & Dock Corporation dated October 24, 2007 (this exhibit is furnished).